8UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  September 27, 2011

China Chemical Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-156383	26-3018106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1, Electric Power Road, Zhou Cun District Zibo, People’s Republic of China	255330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-533-6168699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Agreement.

On September 27, 2011, China Chemical Corp (the “Company”) has agreed to enter into Indemnification Agreements (the “Indemnification Agreements”) with the directors and executive officers of the Company.

The Indemnification Agreement provides that the Company will indemnify the Indemnitee against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement by Indemnitee in connection with or resulting from or relating to Indemnitee’s status as a director and/or officer of the Company. The Company will pay all expenses incurred by Indemnitee in advance of the final disposition of such proceeding, subject to reimbursement by the Indemnitee should a final adjudication be made that indemnification is not available under the Indemnification Agreement, and subject to certain conditions and limitations set forth therein.  The Indemnification Agreement also sets forth the procedures that will apply in the event that the Indemnitee seeks indemnification or expense advancement thereunder as well as the process for determining entitlement to indemnification and the procedures for enforcement of indemnification rights.

The form of Indemnification Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the form of Indemnification Agreement is a summary only and is subject to, and qualified in its entirety by, such exhibit.

Item 9.01   Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description of Document

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CHEMICAL CORP.

Date: October 19, 2011	By:	/s/ Feng Lu
Name: Feng Lu
Title: Chief Executive Officer

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